Exhibit 10.25

COVANTA HOLDING CORPORATION
20__ NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made and entered into as of this ___ day of __________, 20__ (the “Grant Date”) by and between Covanta Holding Corporation, a Delaware corporation (the “Company”), and __________________ (“Awardee”), pursuant to the Covanta Holding Corporation 2014 Equity Award Plan (the “Plan”). This Agreement and the award contained herein is subject to the terms and conditions set forth in the Plan, which are incorporated by reference herein, and the following terms and conditions:
1.Award of Restricted Stock. In consideration for the continued service of Awardee as a Director, the Company hereby awards to Awardee, subject to the further terms and conditions set forth in this Agreement, _____________ shares (the “Restricted Stock”) of its common stock, $0.10 par value per share (the “Common Stock”), as of the Grant Date.

2.Rights of Stockholder. Awardee shall have all of the rights of a stockholder with respect to the shares of Restricted Stock (including the right to vote the shares of Restricted Stock and the right to receive dividends with respect to the shares of Restricted Stock), except as provided in Section 3 and Section 6 hereof.

3.Restrictions on Transfer. Except as otherwise provided in this Agreement, Awardee may not sell, transfer, assign, pledge, encumber or otherwise dispose of any of the shares of Restricted Stock or the rights granted hereunder (any such disposition or encumbrance being referred to herein as a “Transfer”). Any Transfer or purported Transfer by Awardee of any of the shares of Restricted Stock shall be null and void and the Company shall not recognize or give effect to such Transfer on its books and records or recognize the person to whom such purported Transfer has been made as the legal or beneficial holder of such shares. The shares of Restricted Stock shall not be subject to sale, execution, pledge, attachment, encumbrance or other process and no person shall be entitled to exercise any rights of Awardee as the holder of such Restricted Stock by virtue of any attempted execution, attachment or other process until the restrictions imposed herein on the Transfer of the shares of Restricted Stock shall lapse as provided in Section 4 hereof. All certificates representing the shares of Restricted Stock shall have endorsed thereon the following legend (in addition to any other legends that are customary or required on certificates representing shares of the Company’s Common Stock):
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS (INCLUDING FORFEITURE) SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF __________, 20__, BETWEEN THE COMPANY AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR PURPORTED TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH RESTRICTED STOCK AWARD AGREEMENT SHALL BE NULL AND VOID.”
If and when the restrictions imposed herein on the transfer of shares of Restricted Stock shall have lapsed as provided in Section 4 hereof, certificates for such shares without the restricted stock legend set forth in this section shall be delivered to Awardee. Until such restrictions have lapsed, any certificates representing any shares of Restricted Stock shall be held in custody by the Company. Awardee may request the removal of such restricted stock legend from certificates representing any shares of Restricted Stock as to which the restrictions imposed herein on the transfer thereof shall have lapsed as provided in Section 4 hereof. Such request shall be in writing to the General Counsel of the Company.
4.Lapse of Restrictions and Forfeiture. Subject to Section 4(c) hereof, the restrictions on transfer imposed on the shares of Restricted Stock by this Section 4 shall lapse with respect to the shares of Restricted Stock and Awardee will vest, or gain actual “ownership” of the shares of Restricted Stock in accordance with the terms of Section 4(a) hereof. Except as set forth below, in the event that prior to the lapse of restrictions on transfer, Awardee’s service as a Director terminates, then all shares of Restricted Stock as to which the restrictions upon transfer imposed by Section 3 hereof shall not have lapsed prior to such date, shall be forfeited as of the date such service as a Director terminates.

(a)Restricted Stock Vesting. All shares of Restricted Stock shall vest on the earlier of (i) the date of the next Annual Meeting of Stockholders or (ii) one year from the Grant Date.

(b)Notwithstanding anything to the contrary in Section 4(a), in the event that prior to the lapse of restrictions on transfer pursuant to Section 4(a), Awardee’s service as a Director is terminated as a result of (i) Awardee’s death, disability or retirement as a Director, or (ii) the decision of the Company’s Nominating and Governance Committee not to recommend Awardee for re-election to the Board of Directors for any reason other than (A) “for cause” (as that term is contemplated by the General Corporation Law of the State of Delaware), (B) for failure to comply with the Company’s Board Charter, Corporate Governance Guidelines, or Policy of Business Conduct, or (C) at Awardee’s request not to be nominated other than as a result of Awardee’s disability or retirement, then the Restricted Stock shall continue to vest pursuant to Section 4(a) notwithstanding Awardee’s termination of service as a Director.

(c)Notwithstanding anything to the contrary in Sections 4(a) or (b) hereof, in the event of a Change in Control, the restrictions on transfer imposed by Section 3 on the shares of Restricted Stock shall lapse. For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events, each of which shall be determined independently of the others: (i) any “Person” (as hereinafter defined), other than a holder of at least 10% of the outstanding voting power of the Company as of the date of this Agreement, becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of a majority of the stock of the Company entitled to vote in the election of directors of the Company; (ii) individuals who are Continuing Directors of the Company (as hereinafter defined) cease to constitute a majority of the members of the Board; (iii) stockholders of the Company adopt and consummate a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of the assets of the Company; (iv) the Company is a party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, with an unaffiliated third party, unless the business of the Company following consummation of such merger, consolidation or other business combination is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, at least a majority of the voting power of the resulting entity; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) shall not constitute a Change in Control; (v) there is a Change in Control of the Company of a nature that is reported in response to item 5.01 of Current Report on Form 8-K or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Company is then subject to such reporting requirements; provided, however, that for purposes of this Agreement a Change in Control shall not be deemed to occur if the Person or Persons deemed to have acquired control is a holder of at least 10% of the outstanding Voting Power of the Company as of the date of this Agreement; or (vi) the Company consummates a transaction which constitutes a “Rule 13e-3 transaction” (as such term is defined in Rule 13e-3 of the Exchange Act) prior to the termination or expiration of this Agreement.

(d)In the event of a Rule 13e-3 transaction, then effective coincident with the consummation of such Rule 13e-3 transaction, the restrictions on transfer imposed by Section 3 on the shares of Restricted Stock shall lapse; provided, however, that notwithstanding the foregoing, in connection with the consummation of such Change in Control or Rule 13e-3 transaction, all such unvested shares of Restricted Stock then held by Awardee shall be deemed to vest and become exercisable at such time in order to permit Awardee to participate in such transaction.

(e)For purposes of this Section 4, “Continuing Directors” shall mean the members of the Board on the date of execution of this Agreement, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by at least a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director and the term “Person” is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

5.Transferability. Notwithstanding anything contained in this Agreement to the contrary, shares of Restricted Stock are not transferable or assignable by Awardee until the restrictions thereon have lapsed.

6.Adjustment Provisions. If, during the term of this Agreement, there shall be any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, rights offering or extraordinary distribution with respect to the Common Stock, or other change in corporate structure affecting the Common Stock, the Committee shall make or cause to be made an appropriate and equitable substitution, adjustment or treatment with respect to the Restricted Stock, including a substitution or adjustment in the aggregate number or kind of shares subject to this Agreement, notwithstanding that the Restricted Stock are subject to the restrictions on transfer imposed by Section 3 above. Any securities, awards or rights issued pursuant to this Section 6 shall be subject to the same restrictions as the underlying Restricted Stock to which they relate.

7.Tax Withholding. As a condition precedent to the receipt of any shares of Restricted Stock hereunder, Awardee agrees to pay to the Company, at such times as the Company shall determine, such amounts as the Company shall deem necessary to satisfy any withholding taxes due on income that Awardee recognizes as a result of (i) the lapse of the restrictions imposed by Section 3 hereof on the shares of Restricted Stock or (ii) Awardee’s filing of an election pursuant to Section 83(b) of the Internal

Revenue Code of 1986 (the “Code”), as amended, with respect to the shares of Restricted Stock. The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to Awardee. In addition, Awardee may elect, unless otherwise determined by the Compensation Committee, to satisfy the withholding requirement by having the Company withhold shares of vested Restricted Stock with a Fair Market Value, as of the date of such withholding, sufficient to satisfy the withholding obligation.

8.Registration. This grant is subject to the condition that if at any time the Board or Compensation Committee shall determine, in its discretion, that the listing of the shares of Common Stock subject hereto on any securities exchange, or the registration or qualification of such shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the grant, receipt or delivery of shares hereunder, such grant, receipt or delivery will not be effected unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or Compensation Committee. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

9.Rights of Awardee. In no event shall the granting of the Restricted Stock or the other provisions hereof or the acceptance of the Restricted Stock by Awardee confer upon Awardee any right to continue as a Director.

10.Construction.

(a)Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.

(b)Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein. Subject to Section 12(c) of the Plan, this Agreement may be amended by the Board or Compensation Committee at any time.

(c)Capitalized Terms; Headings; Pronouns; Governing Law. Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the Plan. The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.

(d)Notices. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if delivered by registered or certified mail, or by a nationally recognized overnight delivery service, with postage or charges prepaid, to the address hereinafter provided in this Section 10. Any such notice or communication given by first-class mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent, provided such notice or communication arrives at its destination. Each notice to the Company shall be addressed to it at its offices at 445 South Street, Morristown, New Jersey 07960 (attention: Chief Financial Officer), with a copy to the Secretary of the Company or to such other designee of the Company. Each notice to Awardee shall be addressed to Awardee or such other person or persons at the address shown below Awardee’s name on the signature page hereof.

(e)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

(f)Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.

COVANTA HOLDING CORPORATION
By:_______________________________________________________________
Title___________________________________________________________

Accepted this _______________ day of
___________________________, 20__
___________________________________
Name of Awardee
AWARDEE’S ADDRESS: